EXHIBIT 16

[Mendoza Berger & Company, LLP Letterhead]

February 10, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Red Metal Resources, Ltd.
File No. 000-52055

Dear Sir or Madam:

We have read Item 14 of Form 10 of Red Metal Resources, Ltd. dated February 10, 2010, for the event that occurred on September 30, 2009, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Mendoza Berger & Company, LLP

Irvine, CA